Exhibit 99.1

Eightco Provides Shareholder Update

Significant Improvement in Financial Condition Allows Renewed Focus on Revenue Growth

Easton, PA, July 16, 2024 (GLOBE NEWSWIRE) – Eightco Holdings Inc. (NASDAQ: OCTO) (the “Company” or “Eightco”) is pleased to provide an update to its shareholders regarding recent activities and future initiatives for growth.

The Company has made significant progress in the first half of 2024 improving its financial condition, most notably through the elimination of $5.4 million in convertible notes and increasing shareholder equity by over $23 million which allows a renewed focus on the growth of its subsidiary, Forever 8 Fund LLC (“Forever 8”.)

Core Business

During 2024, the Company eliminated significant costs and roles related to the management of various legacy businesses. The Company’s primary focus now is the growth of Forever 8, which operates in two main areas: providing inventory solutions for small to mid-sized e-commerce sellers and supplying refurbished Apple products for sellers in the United Kingdom and European Union.

Forever 8 supports e-commerce sellers by purchasing inventory on their behalf, enabling them to use their capital to grow their brands without the financial strain of maintaining stock. Leveraging Forever 8’s proprietary data-driven tool, it can quickly and confidently assess inventory risk levels, allowing for efficient capital deployment. Forever 8’s predictive inventory solution seeks to ensure optimal inventory levels and capital management, integrating planning, purchasing, and payout into one easy-to-use system. This model helps e-commerce sellers avoid negative cash flow positions that typically arise from the need to continuously supply inventory while awaiting payments.

In the refurbished Apple products market, Forever 8 provides inventory for iPhones and has expanded into other Apple products, including iPads, AirPods, Apple Watches and the iPad Pencil due to high customer demand. Forever 8 buys existing inventory from vendors and commits to purchasing future inventory directly from their suppliers, maintaining specific inventory levels to enhance sales and growth. Vendors are invoiced after sales occur on a monthly basis, at which point Forever 8 charges them its cost plus a markup. Forever 8’s tech platform facilitates this entire process end-to-end, making it seamless and scalable.

Balance Sheet Improvements

During the first half of 2024, Eightco took significant strides to resolve legacy issues and strengthen its balance sheet. More specifically, the Company has improved shareholder equity by over $23 million through the following:

●	Cancellation of $7.4 million of liabilities
●	Cancellation of $15.6 million of additional liabilities to the former members of Forever 8:
●	Earnout consideration (fair value of $6.1 million)
●	$5.4 million in promissory notes
●	$3.0 million in interest obligations
●	$1.1 million of interest obligations converted into 1.4 million shares of the Company’s common stock

The Company also repaid convertible notes which resulted in the elimination of an aggregate of 5,846,627 dilutive shares related to warrants and convertible securities that were cancelled in connection therewith, as well as several one-time accounting events.

Financial highlights and statistics:

●	Significant improvement in first quarter 2024 net income of $4.9 million compared to a net loss of $49.9 million for the prior year quarter, due to improved operating performance and elimination of warrant losses related to a retired convertible note.
●	First quarter 2024 revenues of $9.6 million compared to $15.9 million for the prior year quarter, driven by reduction in capital available for cell phone sales after repayment of the convertible note.
●	First quarter 2024 SG&A of $3.5 million, down 35.3% from $5.3 million in the prior year quarter.
●	First quarter 2024 gross profit margin of 19.6%, compared to 11.4% in the prior year quarter.
●	First quarter 2024 EBITDA of $3.7 million compared to a loss of $46.4 million in the prior year quarter

In late February 2024 the Company completed a private placement priced at $0.82 per share. The Company currently has approximately 8.8 million shares outstanding, resulting in a market capitalization of approximately $4.6 million based on the closing price of the Company’s common stock on July 15, 2024. Management believes the current market capitalization may not fully reflect the Company’s substantial progress in enhancing shareholder equity and operational efficiencies described above.

Nasdaq listing

The Company previously announced that a Hearings Panel of the Nasdaq Stock Market has granted the Company’s request for continued listing on The Nasdaq Capital Market, subject to the Company meeting certain conditions by August 23, 2024. These conditions include requiring the closing bid price of the Company’s common stock to equal or exceed $1.00 per share for a minimum of ten (10) consecutive trading sessions. In order to meet the conditions required by the Hearings Panel, the Company will be mailing a proxy statement seeking shareholder approval to effect a reverse stock split of all of the outstanding shares of the Company’s common stock at a ratio of 1-for-5.

Paul Vassilakos, CEO of Eightco and President of Forever 8, said “The Company is excited to focus on prioritizing the Forever 8 business providing inventory capital for e-commerce sellers and refurbished apple product sellers. We have significantly improved our balance sheet and reduced operating expenses and we believe the high demand for our service underscores the value we bring to our customers. ”

A reconciliation of EBITDA to the most directly comparable GAAP measure in accordance with SEC Regulation G is set forth below.

	For the Three Months Ended
	March 31,
	2024	2023
Revenues, net	$9,619,820	$15,889,715
Cost of revenues	7,734,058	14,070,623
Gross profit	1,885,762	1,819,092

Operating expenses:
Selling, general and administrative expenses	$3,461,959	$5,349,431
Restructuring and severance	1,414,838	-
Total operating expenses	4,876,797	5,349,431
Operating loss	(2,991,035)	(3,530,339)
Net income (loss)	4,947,871	(49,851,140)

	For the Three Months Ended
	March 31,
	2024	2023
Net income (loss)	4,947,871	(49,851,140)
Interest (income) expense, net	1,198,771	2,813,227
Gain on forgiveness of interest	(3,006,896)	-
Income tax expense	-	-
Depreciation and amortization	605,796	626,077
EBITDA	3,745,542	(46,411,836)
Stock-based compensation	144,938	-
Loss on issuance of warrants		43,541,211
Gain on forgiveness of earnout	(6,100,000)	-
Restructuring and severance costs	1,414,838	-
Adjusted EBITDA	(794,682)	(2,870,625)

About Eightco

Eightco (NASDAQ: OCTO) is committed to growth of its subsidiaries, made up of Forever 8 Fund LLC, an inventory capital and management platform for e-commerce sellers, and Ferguson Containers, Inc., a provider of complete manufacturing and logistical solutions for product and packaging needs, through strategic management and investment. In addition, the Company is actively seeking new opportunities to add to its portfolio of technology solutions focused on the e-commerce ecosystem through strategic acquisitions. Through a combination of innovative strategies and focused execution, Eightco aims to create significant value and growth for its portfolio companies and stockholders.

For additional information, please visit www.8co.holdings

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this press release other than statements of historical fact could be deemed forward looking. Words such as “plans,” “expects,” “will,” “anticipates,” “continue,” “expand,” “advance,” “develop” “believes,” “guidance,” “target,” “may,” “remain,” “project,” “outlook,” “intend,” “estimate,” “could,” “should,” and other words and terms of similar meaning and expression are intended to identify forward-looking statements, although not all forward-looking statements contain such terms. Forward-looking statements are based on management’s current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: Eightco’s ability to regain and maintain compliance with the Nasdaq’s continued listing requirements; unexpected costs, charges or expenses that reduce Eightco’s capital resources; Eightco’s inability to raise adequate capital to fund its business; the inability to innovate and attract users for Eightco’s and its subsidiaries’ products; future legislation and rulemaking negatively impacting digital assets; and shifting public and governmental positions on digital asset mining activity. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. For a discussion of other risks and uncertainties, and other important factors, any of which could cause Eightco’s actual results to differ from those contained in forward-looking statements, see Eightco’s filings with the Securities and Exchange Commission (the “SEC”), including in its Annual Report on Form 10-K filed with the SEC on April 1, 2024, as amended. All information in this press release is as of the date of the release, and Eightco undertakes no duty to update this information or to publicly announce the results of any revisions to any of such statements to reflect future events or developments, except as required by law.

For further information, please contact:
Investor Relations
investors@8co.holdings